COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of January 5, 2022 (the “Effective Date”), by and among Broad Arrow Group, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A attached to the SHA (each a “Purchaser” and together the “Purchasers” and together with the Company, the “Parties” and each, a “Party”).
Background and Agreement:
The Parties desire to provide for the funding of the Company and in furtherance thereof hereby agree as follows:
1.Purchase and Sale of Common Stock.
1.1Sale and Issuance of Common Stock.
(a)The Company has adopted and filed with the Secretary of State of the State of Delaware the Certificate of Incorporation in the form made available to requesting Purchasers in connection with this Agreement (the “Certificate”).
(b)Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below), and the Company agrees to sell and issue to each Purchaser at the Closing at a purchase price of $1.00 per share that number of shares of Common Stock, $0.0001 par value per share (the “Common Stock”), set forth opposite each Purchaser’s name on Schedule A attached to the SHA. The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”
1.2Closing; Delivery. The purchase and sale of the Shares shall take place remotely via the electronic exchange of documents and signatures on the Effective Date, but with deemed effect at the offices of The Hagerty Group, LLC in Traverse City, Michigan (which time and place are designated as the “Closing”). As soon as reasonably practicable following the Closing, the Company shall deliver to each Purchaser an electronic certificate representing the Shares being purchased by such Purchaser at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, including interest, by check for immediately available funds, or by any combination of such methods. The Purchasers holding promissory notes of the Company hereby confirm that such promissory notes will be deemed to be, and treated for all purposes as, having been converted in full to the applicable Shares as shown on Schedule A attached to the SHA (as referenced in Section 1.1(a), above) immediately and automatically upon the Closing such that all such promissory notes will be fully cancelled, extinguished and of no further force or effect.
1.3Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisors of, or shares the same management company or investment advisor with, such Person.
(b)“Board of Directors” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
(e)“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.
(f)“Founder Proxies” means the proxies entered into by certain of the Founders with the Founders LLC.
(g)“Founders” means each of the Members of the Founders LLC and any of their respective wholly owned limited liability companies.

(h)“Founders LLC” means Broad Arrow Holdings LLC, a Delaware limited liability company.
(i)“Hagerty” means The Hagerty Group, LLC, a Delaware limited liability company.
(j)“Indemnification Agreements” means each agreement between the Company and the directors of the Company, in substantially the form attached to this Agreement as Exhibit A.
(k)“Key Employee” means (a) Kenneth Ahn, (b) Ian Kelleher, (c) Michael Mortorano, (d) Andrew Ruprecht, (e) Alain Squindo, and (f) Alexander Weaver.
(l)“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of Kenneth Ahn and Michael Mortorano.
(m)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.
(n)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(o)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(p)“SHA” means the agreement among the Company and the Purchasers and certain other stockholders of the Company, dated as of the Effective Date, which provides certain Holders with the rights, among other rights, to (i) designate the election of certain members of the Board of Directors of the Company in accordance with the terms of this Agreement, (ii) receive certain information from the Company; (iii) participate in certain future securities issuances by the Company, and (iv) limit future transfers of shares in the Company.
(q)“Transaction Agreements” means this Agreement, the SHA, and the Indemnification Agreements.
1.4Use of Proceeds. The Company will use the proceeds from the sale of Shares for working capital and other general corporate purposes, including to establish and grow auctions, private sales, and financing businesses.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 if and only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
2.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.2Capitalization.
(a)The authorized capital of the Company consists, immediately prior to the Closing, of: 100,000,000 shares of Common Stock, 13,000,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.
(b)The Company will have reserved immediately after giving effect to the Closing ten percent (10%) of its shares of Common Stock for issuance to officers, directors, employees, consultants and other eligible persons pursuant to its to-be-adopted 2022 equity incentive plan (the “Stock Plan”). Of such reserved shares of Common Stock, no options to purchase shares have been granted and are currently outstanding and all shares of Common Stock referenced in this sentence remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.
(c)Subsection 2.2(c) of the Disclosure Schedule sets forth the pro forma capitalization of the Company immediately following the Closing (the “Post-Closing Cap Table”) including the number of shares of the following: (i) issued and outstanding Common Stock, including, restricted Common Stock; (ii) granted or committed stock options; (iii) shares of Common Stock reserved and available for future award grants under the Stock Plan; and (iv) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights to be provided in the SHA, and (C) the securities and rights described in Subsection 2.2(a)(ii) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.
(d)Except as provided in the SHA, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(e)409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A (d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Company’s knowledge, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.
(f)The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.
2.3Subsidiaries. Except as set forth on Subsection 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
2.4Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the SHA and the Indemnification Agreement may be limited by applicable federal or state securities laws.
2.5Valid Issuance of Shares.
(a)The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.5(b) below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.
(b)No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.
2.6Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Certificate, which will have been filed as of the Effective Date, and (b) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
2.7Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, or charge pending or to the Company’s knowledge threatened in writing (a) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (b) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (c) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. To the Company’s knowledge, no Key Employee who will be employed by Hagerty (either solely or jointly with the Company) is in material breach of any enforceable contractual (express or implied) or statutory obligation owed to a former employer.
2.8Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any conflict with, or known infringement of, the rights of others, including prior employees or consultants or institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions owned by any of its current or former employees or consultants (or Persons it currently intends to hire) made prior to their employment or service by the Company other than as has been assigned to the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Subsection 2.8 of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, domain names and licenses to and under any of the foregoing in the conduct of the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. The Company has not embedded any open source, copy left or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.
2.9Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
2.10Agreements; Actions.
(a)Except for the Transaction Agreements and the loan obligations converting to Shares pursuant to this Agreement and evidenced on Schedule A attached to the SHA (collectively, the “Converting Loans”), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) outstanding obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000 individually, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company other than licenses with respect to commercially available software products under standard end user agreements entered into in the Company’s ordinary course of business, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(b)Except for the Converting Loans, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $1,000,000, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, individually in excess of $1,000,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
(c)The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
2.11Certain Transactions.
(a)Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously made available to requesting Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof providing for Company benefits to any such persons.
(b)Except for the Converting Loans, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except for the Converting Loans, none of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.
2.12Rights of Registration and Voting Rights. Except as provided in the SHA, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated herein or with respect to the Founder Proxies, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares or securities of the Company.

2.13Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.
2.14Financial Statements. The Company was incorporated on September 7, 2021 and has a limited operating history. The Company’s unaudited financial statements (balance sheet and P&L) for the month ended November 30, 2021, which were prepared using a standard system of accounting established and administered in accordance with U.S. general accepted accounting principles (“GAAP”) (except that they may not contain all footnotes required by GAAP and remain subject to year-end adjustments) (the “Financial Statements”) have been made available to each requesting Purchaser.
2.15Changes. Since the date of incorporation of the Company, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect, or any arrangements or commitments by the Company to take any actions that could reasonably be expected to result in a Material Adverse Effect.
2.16Employee Matters.
(a)To the Company’s knowledge, (x) none of the Company’s employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would materially conflict with the Company’s business; and (y) neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such current employee is now obligated.
(b)The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts (if any) required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(c)To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(d)The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.
(e)As of December 31, 2021, the Company has not established or implemented any employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(f)To the Company’s knowledge, none of the Key Employees has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding vehicle-related violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange

Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
2.17Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. Other than as may be accrued in the Financial Statements, there are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns (if any) required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
2.18Insurance. The Company has implemented and bound insurance policies concerning general liabilities and casualties suitable to cover its current operations.
2.19Employee Agreements. Each current officer and employee of the Company has executed an agreement with the Company regarding confidentiality and proprietary information and containing restrictive covenants substantially in the form or forms approved by the Board and made available to requesting purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.19.
2.20Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
2.21Corporate Documents. The Certificate and Bylaws of the Company are in the form made available to requesting Purchasers. The copy of the minute books of the Company made available to requesting Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.
2.2283(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.
2.23Real Property Holding Company. The Company hereby represents that it is not now and has never been a “United States real property holding corporation”, as defined in §897(c)(2) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation §1.897-2(b), and that the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns, which are required under Treasury Regulation §1.897-2(h).
2.24Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to requesting Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Subsection 2.24, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
2.25Disclosure. To the Company's knowledge, the Company has made available to requesting Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to purchase the Shares (including all due diligence requests of any Purchaser and/or its counsel). To the Company's knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchasers (including by any of its Representatives) or by reason of the fact that the Purchasers or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, as the case may be.
3.Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:
3.1Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the SHA may be limited by applicable federal or state securities laws.
3.2Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.
3.3Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.
3.4Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the SHA. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
3.5No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
3.6Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(a)Any legend set forth in, or required by, the other Transaction Agreements.

(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
3.7Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.8Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The funds used to purchase the Shares do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.
3.9No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.
3.10Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.
3.11Residence. Each Purchaser’s legal residence is as disclosed to the Company and set forth on Schedule A attached to the SHA.
4.Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing, as modified by the Disclosure Schedule in the form attached hereto.
4.2Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
4.3Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.
4.4Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
4.5Board of Directors. As of the Closing, the authorized size of the Board shall be seven (7) members, and the Board shall initially be comprised as set forth in the SHA.
4.6SHA. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the SHA.
4.7Certificate. The Certificate shall continue to be in full force and effect as of the Closing.
4.8Secretary’s Certificate. The Secretary of the Company shall have certified (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Certificate.
4.9Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

4.10Indemnification Agreement. The Company and each member of the Board upon and immediately following the Closing shall have entered into an Indemnification Agreement.
5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
5.1Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.
5.2Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
5.3Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
5.4SHA. Each Purchaser shall have executed and delivered the SHA.
5.5Indemnification Agreement. The Company and each member of the Board upon and immediately following the Closing shall have entered into an Indemnification Agreement.
6.Miscellaneous.
6.1Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year from the Effective Date and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.
6.2Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.3Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.4Counterparts. This Agreement may be executed and delivered in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.5Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.6Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A attached to the SHA, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to the Company, copies (which shall not constitute notice to the Company) shall also be sent to each of (x) Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, Attn: Rob Lynn; and (y) Goodwin Proctor LLP, 1900 N Street, NW, Washington DC 20036, Attn: Geoff Willard.
6.7No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible.

The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
6.8Fees and Expenses. The Company and the Purchasers shall each pay their own expenses in connection with the transactions contemplated by this Agreement and any and all related agreements, understandings, and arrangements; provided, however, that the Parties understand that the transactions provided for herein may require investor background checks, regulatory reviews, and public disclosures (“Specified Items”). If Hagerty requires any Specified Items then Hagerty will pay in advance, or promptly reimburse the Company, the Founders LLC and the Founders, as applicable, for their reasonable legal, filing, and other expenses to comply with such Specified Items as Hagerty may request.
6.9Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
6.10Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of (x) the Company, and (y) the holders of a majority of the then-outstanding Shares (in each case giving effect to any proxies or powers of attorney, inclusive of the Founder Proxies). Any amendment or waiver effected in accordance with this Subsection 6.10 shall be binding upon the Purchasers and each transferee of the Shares (or any shares issuable upon conversion, reclassification, or exchange thereof), each future holder of all such securities, and the Company.
6.11Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
6.12Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.13Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
6.14Announcement. The Company and the Purchasers will maintain this Agreement, the SHA and all related transactions and dealings between or among them in strict confidence and there will be no public announcement regarding any such matters except as mutually agreed in writing by the Company and Hagerty or as required by law or binding regulatory requirements. The Company and Hagerty will implement a joint announcement plan. No press releases or other public announcements will be made by any Party concerning the transactions referred to in this Agreement without the prior written approval of each of (x) the Company and (y) Hagerty.
6.15Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of any United States District Court in the state of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or any United States District Court in the state of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.16No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

Broad Arrow Group, Inc.

By:
Name: Kenneth H. Ahn
Title: Chief Executive Officer

Address:
Broad Arrow Group, Inc
c/o Michael Mortorano, Chief Administrative Officer and General Counsel
377 Fisher Road, Suite H
Grosse Pointe, MI 48230
Email: legal@broadarrowgroup.com

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

PURCHASERS:

The Hagerty Group, LLC

By:
Name: McKeel Hagerty
Title: Chief Executive Officer

Address:
The Hagerty Group, LLC
c/o Barbara Matthews, SVP, General Counsel and Corporate Secretary
141 Rivers Edge Dr
Traverse City, MI 49684